Exhibit 4.27
                                                                    ------------

                         WAIVER AND SECOND AMENDMENT TO
                       AMENDED AND RESTATED LOAN AGREEMENT


     THIS WAIVER AND SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment") is entered into as of December 5, 2001, between Tecstar, LLC, an Indiana limited liability company, (the "Borrower"), and Foothill Capital Corporation, a California corporation ("Lender").

     WHEREAS, Borrower and Lender are parties to an Amended and Restated Loan and Security Agreement dated as of December 12, 2000 (as amended from time to time, the "Loan Agreement");

     WHEREAS,  Borrower has notified  Lender that Borrower has breached  Section
7.20 for the fiscal quarter ended September 29, 2001, resulting in an Event of Default under subsection 8.2 of the Loan Agreement (the "Specified Event of Default"); and

     WHEREAS, Borrower has requested that Lender waive the Specified Event of Default and amend the Loan Agreement, and Lender has agreed to do so subject to the terms and conditions contained herein;

     NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

2. Waivers. In reliance upon the representations and warranties of the Borrower set forth in Section 6 below, and subject to the satisfaction of the conditions set forth in Section 4 below, Lender hereby waives the Specified Event of Default. Except as set forth hereinabove, the foregoing waiver shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Loan Agreement or any other Loan Document, (b) a waiver of any other breach of, or any other Event of Default under, the Loan Agreement or any other Loan Document or (c) a waiver, release or limitation upon the exercise by the Lender of any of its rights, legal or equitable, under the Loan Agreement, the other Loan Documents and applicable law, all of which are hereby reserved.

3. Amendment to Loan Agreement. Subject to the satisfaction of the conditions set forth in Section 5 hereof, Section 7.20 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

          "7.20 Financial Covenants.

               Fail to maintain EBITDA of at least (i) $250,000 for the fiscal quarter ending on the Sunday closest to December 31, 2001; (ii) $1,350,000 for the fiscal quarter ending on the Sunday closest to March 31, 2002; (iii) $1,570,000 for the fiscal quarter ending on the Sunday closest to June 30, 2002; and (iv) $900,000 for the fiscal quarter ending on the Sunday closest to September 30, 2002. For each fiscal quarter ending after the Sunday closest to September 30, 2002, Borrower shall maintain EBITDA at a level to be determined by Foothill, which level will be based on Borrower's projections;
          provided, that, notwithstanding such projections, in no event shall Foothill be required to set EBITDA for any fiscal quarter at a level that would be less than the level of EBITDA required for the corresponding fiscal quarter in the immediate preceding fiscal year.

               Borrower agrees to deliver to Foothill projections for each fiscal year prior to the beginning of such fiscal year and such projections shall be in form and substance acceptable to Foothill."

4. Ratification. This Amendment, subject to satisfaction of the conditions provided below, shall constitute amendment to the Loan Agreement and all of the Loan Documents as appropriate to express the agreements contained herein. In all other respects, the Loan Agreement and the Loan Documents shall remain unchanged and in full force and effect in accordance with their original terms.

5. Condition to Effectiveness. Subject to Section 5 below, the amendments to the Loan Agreement set forth in this Amendment shall become effective as of the date of this Amendment and upon the satisfaction of the following conditions precedent in form and substance satisfactory to Lender:

     (a) Amendment. Execution by the Borrower and Lender of this Amendment and delivery thereof to Lender;

     (b) Waiver Fee. Borrower shall have paid to Lender a waiver fee of $10,000; and

     (c) No Default. Except for the Specified Event of Default, no Event of Default or event which, with the giving of notice or the passage of time, or both, would become an Event of Default, shall have occurred and be continuing, and, after giving effect to the amendments contained herein, no Event of Default or event which, with the giving of notice or the passage of time, or both, would become an Event of Default, shall have occurred and be continuing.

6. Miscellaneous.

     (a) Warranties and Absence of Defaults. In order to induce Lender to enter into this Amendment, Borrower hereby warrants to Lender, as of the date hereof, that:

          (i) The warranties of Borrower contained in the Loan Agreement, as herein amended, are true and correct as of the date hereof as if made on the date hereof.

          (ii) All information, reports and other papers and data heretofore furnished to Lender by Borrower in connection with this Amendment, the Loan Agreement and the other Loan Documents are accurate and correct in all material respects and complete insofar as may be necessary to give Lender true and accurate knowledge of the subject matter thereof. Borrower has disclosed to Lender every fact of which it is aware which would reasonably be expected to materially and adversely affect the business, operations or financial condition of Borrower or the ability of Borrower to perform its obligations under this Amendment, the Loan Agreement or under any of the other Loan Documents. None of the information furnished to Lender by or on behalf of Borrower contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained herein or therein not materially misleading.

          (iii)No Event of Default or event which, with giving of notice or the passage of time, or both would become an Event of Default, exists as of the date hereof.

     (b) Expenses. Borrower agrees to pay on demand all costs and expenses of Lender (including the reasonable fees and expenses of outside counsel for Lender) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, Borrower agrees to pay, and save Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Amendment or the Loan Agreement, as amended hereby, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this
          Section 5 (b) shall survive any termination of this Amendment and the Loan Agreement as amended hereby.

     (c) Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

     (d) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

     (e) Reference to Loan Agreement. On and after the effectiveness of the amendment to the Loan Agreement accomplished hereby, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Loan Agreement in any Loan Documents, or other agreements, documents or other instruments executed and delivered pursuant to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

     (f) Successors. This Amendment shall be binding upon Borrower, Lender and their respective successors and assigns, and shall inure to the benefit of Borrower, Lender and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.



                                        TECSTAR, LLC
                                        an Indiana limited liability company


                                        By: /s/ Richard J. Mullin
                                            ------------------------------------
                                        Title   Chief Financial Officer


                                        FOOTHILL CAPITAL CORPORATION,
                                        a California corporation


                                        By: /s/ Michael P. McGinn
                                            ------------------------------------
                                        Title  Vice President

                           REAFFIRMATION OF GUARANTIES


     Each of the undersigned has executed and delivered to Foothill Capital Corporation ("Lender"), a certain Guaranty dated as of December 12, 2000 (each, as amended or otherwise modified to the date hereof, a "Guaranty"), which Guaranties guaranty the repayment of, among other things, the indebtedness, obligations and liabilities owing from time to time pursuant to the terms of that certain Amended and Restated Loan and Security Agreement dated as of December 12, 2000 between Tecstar, LLC ("Borrower") and Lender (as amended or otherwise modified to the date hereof, the "Loan Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

     Each of the undersigned hereby acknowledges receipt of a copy of that certain Waiver and Second Amendment to Loan and Security Agreement of even date herewith executed by Lender and Borrower ("Amendment"). Each of the undersigned hereby reaffirms the validity of the Guaranty executed by such party and all of the undersigned's obligations under each such Guaranty, in each case after giving effect to the transactions contemplated by said Amendment. The terms and conditions of each such Guaranty remain in full force and effect.

     Dated as of this 5 day of December, 2001.

                                        STARCRAFT AUTOMOTIVE GROUP,
                                        an Indiana corporation


                                        By: /s/ Richard J. Mullin
                                            ------------------------------------
                                        Title   President

                                        NATIONAL MOBILITY CORPORATION,
                                        an Indiana corporation


                                        By: /s/ Richard J. Mullin
                                            ------------------------------------
                                        Title   President

                                         IMPERIAL AUTOMOTIVE GROUP, INC.,
                                         an Indiana corporation


                                        By: /s/ Richard J. Mullin
                                            ------------------------------------
                                        Title   President

                                        STARCRAFT CORPORATION,
                                        an Indiana corporation


                                        By: /s/ Richard J. Mullin
                                            ------------------------------------
                                        Title   President

                                        TECSTAR, INC.,
                                        an Indiana corporation


                                        By: /s/ Richard J. Mullin
                                            ------------------------------------
                                        Title   Chief Financial Officer